As filed with the Securities and Exchange Commission on July 12, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

KINETIK HOLDINGS INC.

KINETIK HOLDINGS LP

(Exact name of registrant as specified in its charter)

Delaware Delaware	81-4675947 83-1819903
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2700 Post Oak Boulevard, Suite 300

Houston, Texas 77056

(713) 621-7330

(Addresses, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Jamie Welch

2700 Post Oak Boulevard, Suite 300

Houston, Texas 77056

(713) 621-7330

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Todd Carpenter General Counsel Kinetik Holdings Inc. 2700 Post Oak Boulevard, Suite 300 Houston, Texas 77056 (713) 621-7330	Douglas E. McWilliams Scott D. Rubinsky Vinson & Elkins L.L.P. 845 Texas Ave., Suite 4700 Houston, Texas 77002 (713) 758-2222

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement consists of two prospectuses, covering the registration of:

•

Up to a maximum offering price of $400,000,000 of shares of Class A common stock, shares of preferred stock, depositary shares, and warrants of Kinetik Holdings Inc. and debt securities of Kinetik Holdings LP, a subsidiary of Kinetik Holdings Inc.; and

•

5,550,000 shares of Class A common stock of Kinetik Holdings Inc. originally issued as consideration in the Transaction (as defined herein) and 2,067,748 shares of Class A common stock of Kinetik Holdings Inc. received pursuant to the Reinvestment Agreement (as defined herein) by certain parties thereto as of the date of this registration statement that may be sold in one or more secondary offerings by the selling stockholders named in such prospectus.

The information in this preliminary prospectus is not complete and may be changed. Securities may not be sold pursuant to this preliminary prospectus until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED JULY 12, 2022

PRELIMINARY PROSPECTUS

$400,000,000

Kinetik Holdings Inc.

Class A Common Stock

Preferred Stock

Depositary Shares

Warrants

Kinetik Holdings LP

Debt Securities

From time to time we may offer and sell the following securities:

•	Shares of Class A common stock;

•	Shares of preferred stock;

•	Depositary shares;

•	Debt securities; and

•	Warrants.

The debt securities will be used by Kinetik Holdings LP and may be guaranteed by Kinetik Holdings Inc. We may offer and sell up to $400,000,000 in the aggregate of these securities from time to time in amounts, at prices and on terms to be determined by market conditions and other factors at the time of our offerings. We may offer and sell these securities through agents, through underwriters or dealers or directly to one or more purchasers, including existing stockholders, on a delayed or continuous basis. This prospectus provides you with a general description of these securities and the general manner in which we will offer the securities. Each time securities are offered, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus.

Our Class A common stock is traded on the Nasdaq Global Market under the symbol “KNTK.” The last reported closing sales price of our Class A common stock as reported on the Nasdaq Global Market on July 11, 2022 was $35.80 per share.

Our principal executive offices are located at 2700 Post Oak Boulevard, Suite 300, Houston, Texas 77056, and our telephone number at that address is (713) 621-7330.

You should read carefully this prospectus, the documents incorporated by reference in this prospectus and any prospectus supplement before you invest. See “Risk Factors” beginning on page 6 of this prospectus for information on certain risks related to the purchase of our securities.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                , 2022.

You should rely only on the information contained in this prospectus, any prospectus supplement and the documents we have incorporated by reference. We have not authorized any dealer, salesperson or other person to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any prospectus supplement are not an offer to sell or a solicitation of an offer to buy any securities other than the securities to which they relate and are not an offer to sell or a solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer and sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $400,000,000. This prospectus generally describes Kinetik Holdings Inc. (the “Company,” “we,” “our” or “us”) and the Class A common stock, preferred stock, depositary shares, debt securities and warrants that we may offer. Each time securities are offered by means of this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. We may also add or update in the prospectus supplement (and in any related free writing prospectus that we may authorize to be provided to you) any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. We urge you to carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Documents by Reference,” before buying any of the securities being offered.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Available Information.”

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we have filed with the SEC. This means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to other documents filed separately with the SEC. The information incorporated by reference is an important part of this prospectus. Information that we later provide to the SEC, and which is deemed to be “filed” with the SEC, will automatically update information previously filed with the SEC, and may replace information in this prospectus and information previously filed with the SEC. You should not assume that the information contained in the documents incorporated by reference in this prospectus or any supplement thereto is accurate as of any date other than the respective dates of those documents. In other words, in the case of a conflict or inconsistency between information set forth in this prospectus and information that we file later and incorporate by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), from the date of this prospectus until the termination of each offering under this prospectus (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K):

•	Our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on February 22, 2022, as amended by Amendment No. 1 filed on April 28, 2022.

•	Our Quarterly Report on Form 10-Q for the three months ended March 31, 2022, filed with the SEC on May 10, 2022.

•

Our Current Reports on Form 8-K filed with the SEC on February 28, 2022, March  11, 2022, May  19, 2022, June  1, 2022, June  3, 2022, June  14, 2022 and July 5, 2022 (in each case, other than documents or information that is furnished and deemed not to have been filed as indicated therein).

•	Our definitive proxy statement on Schedule 14A, filed with the SEC on May 16, 2022.

•

The description of our Class  A common stock contained in our registration statement on Form 8-A, filed with the SEC on March 29, 2017, including any amendments and reports filed for the purpose of updating such description.

These reports contain important information about us, our financial condition and our results of operations.

These documents can be accessed free of charge on our website at www.kinetik.com. Information on our website is not incorporated by reference into this prospectus. You may request a copy of any document incorporated by reference in this prospectus, including the exhibits thereto, at no cost, by writing or telephoning us at the following address or telephone number:

Kinetik Holdings Inc.

2700 Post Oak Boulevard, Suite 300

Houston, Texas 77056

Phone: (713) 621-7330

AVAILABLE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings with the SEC are also available to the public from commercial document retrieval services and at the SEC’s website at www.sec.gov.

We also make available free of charge on our website at www.kinetik.com all of the documents that we file with the SEC as soon as reasonably practicable after we electronically file such material with the SEC. Information contained on our website is not incorporated by reference into this prospectus.

This prospectus is part of a registration statement that we have filed with the SEC relating to the securities to be offered. This prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules in accordance with the rules and regulations of the SEC, and we refer you to the omitted information. The statements this prospectus makes pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions and do not describe all exceptions and qualifications contained in those contracts, agreements or documents. You should read those contracts, agreements or documents for information that may be important to you. The registration statement, exhibits and schedules are available through the SEC’s website.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information in this prospectus and the documents incorporated by reference herein contain various statements, including those that express belief, expectation or intention, as well as those that are not statements of historic fact, that are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

All statements other than statements of historical fact included or incorporated by reference in this prospectus, including, without limitation, statements regarding our future financial position, business strategy, budgets, projected revenues, projected costs and plans, and objectives of management for future operations, are forward-looking statements. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “could,” “expect,” “intend,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “continue,” “seek,” “guidance,” “might,” “outlook,” “possibly,” “potential,” “prospect,” “should,” “would,” or similar terminology, but the absence of these words does not mean that a statement is not forward looking. Although we believe that the expectations reflected in such forward-looking statements are reasonable under the circumstances, we can give no assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from our expectations include, but are not limited to, assumptions about:

•	our ability to integrate operations or realize any anticipated benefits savings or growth of the acquisition closed on February 22, 2022;

•

the scope, duration, and reoccurrence of any epidemics or pandemics (including, specifically, the coronavirus disease 2019 (“COVID-19”) pandemic or any related variants) and the actions taken by third parties in response to such epidemics or pandemics;

•	the market prices of oil, natural gas, natural gas liquids (“NGLs”), and other products or services;

•	pipeline and gathering system capacity and availability;

•	production rates, throughput volumes, reserve levels, and development success of dedicated oil and gas fields;

•	our future financial condition, results of operations, liquidity, compliance with debt covenants and competitive position;

•	our future revenues, cash flows, and expenses;

•	our future business strategy and other plans and objectives for future operations;

•	the amount, nature, and timing of our future capital expenditures, including future development costs;

•	the risks associated with potential acquisitions, divestitures, new joint ventures or other strategic opportunities;

•	the recruitment and retention of our officers and personnel;

•	the likelihood of success of and impact of litigation and other proceedings, including regulatory proceedings;

•	our assessment of our counterparty risk and the ability of our counterparties to perform their future obligations;

•	the impact of federal, state, and local political, regulatory, and environmental developments where we conduct our business operations;

•

the occurrence of an extreme weather event such as Winter Storm Uri, terrorist attack or other event that materially impacts project construction and our operations, including cyber or other attached on electronic systems;

•	our ability to successfully implement and execute our environmental, social and governance goals and initiatives and achieve the anticipated results of such initiatives;

•	general economic and political conditions, including the armed conflict in Ukraine; and

•

other factors disclosed under “Risk Factors” in this prospectus and under “Risk Factors” and “Forward-Looking Statements and Risk” in the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2022.

We expressly qualify in their entirety all forward-looking statements attributable to us or any person acting on our behalf by the cautionary statements contained or referred to in this section.

These risks and uncertainties are not exhaustive. Other sections of this prospectus describe additional factors that could adversely affect our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible to predict all risks and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. We are under no duty to update any of these forward-looking statements after the date of this prospectus to conform our prior statements to actual results or revised expectations, and we do not intend to do so.

ABOUT US

In this prospectus, unless the context indicates otherwise, when we refer to “we,” “us,” “our,” and “the Company,” we are describing Kinetik Holdings Inc. and its wholly owned subsidiaries on a consolidated basis.

Overview

We are an integrated midstream energy company in the Permian Basin providing comprehensive gathering, transportation, compression, processing, and treating services for companies that produce natural gas, NGLs, crude oil, and water. We operate approximately 2 Bcf/d of newly constructed cryogenic natural gas processing capacity strategically located near the Waha Hub in West Texas. As measured by processing capacity, we are the largest natural gas processor in the Delaware Basin and fourth largest across the entire Permian Basin. In addition, we have interests in four newly built, long-term contracted pipelines transporting natural gas, NGLs, and crude oil from the Permian Basin to the Gulf Coast. We have long-term agreements for gas, crude oil, and water midstream services from 30 successful and active producers in the Delaware Basin. For additional information about our company, please read the documents listed under “Incorporation of Certain Documents by Reference.”

Company Information

We are a holding company, whose only significant assets are ownership of the non-economic general partner interest and an approximate 30% limited partner interest in Kinetik Holdings LP (“Kinetik OpCo”). As the owner of the non-economic general partner interest in Kinetik OpCo, we are responsible for all operational, management and administrative decisions related to Kinetik OpCo and consolidates the results of Kinetik OpCo and its subsidiaries.

We are a Delaware corporation. Our principal executive offices are located at 2700 Post Oak Boulevard, Suite 300, Houston, Texas 77056, and our telephone number at that address is (713) 621-7330. Our website address is www.kinetik.com. Information contained on our website does not constitute part of this prospectus.

As used in this prospectus, the “Company,” “we,” “our,” “us” or like terms mean Kinetik Holdings Inc. and its consolidated subsidiaries unless we state otherwise or the context otherwise requires.

RISK FACTORS

An investment in our securities involves a significant degree of risk. Before you invest in our securities you should carefully consider those risk factors described under, but not limited to, the heading “Risk Factors” in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and any subsequently filed Current Reports on Form 8-K (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K), which are incorporated herein by reference, and those risk factors that may be included in any applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference, in evaluating an investment in our securities. If any of these risks were actually to occur, our business, financial condition or results of operations could be materially adversely affected. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations and financial condition. Please read “Cautionary Statement Regarding Forward-Looking Statements.”

USE OF PROCEEDS

Unless we inform you otherwise in a prospectus supplement or free writing prospectus, we intend to use the net proceeds from the sale of securities we are offering for general corporate purposes. This may include, among other things, additions to working capital, repayment or refinancing of existing indebtedness or other corporate obligations, financing of capital expenditures and acquisitions and investment in existing and future projects. Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of the offering and will be described in an accompanying prospectus supplement or free writing prospectus.

DESCRIPTION OF CAPITAL STOCK

The following summary of certain material provisions of our securities does not purport to be complete. You should refer to our Third Amended and Restated Certificate of Incorporation, as amended, and our Amended and Restated Bylaws (“Bylaws”), which are included as exhibits to the registration statement of which this prospectus forms a part. The summary below is also qualified by reference to the provisions of the Delaware General Corporation Law (“DGCL”).

Pursuant to our Third Amended and Restated Certificate of Incorporation, our authorized capital stock consists of 1,500,000,000 shares of Class A common stock, $0.0001 par value per share, 1,500,000,000 shares of Class C common stock, $0.0001 par value per share, and 50,000,000 shares of undesignated preferred stock, $0.0001 par value per share. The following description summarizes the material terms of our capital stock. Because it is only a summary, it may not contain all the information that is important to you.

Common Stock

As of June 30, 2022, 134,996,928 shares of our common stock were issued and outstanding, consisting of:

•	40,546,928 shares of Class A common stock; and

•	94,450,000 shares of Class C common stock.

Common stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. Holders of Class A common stock and Class C common stock vote together as a single class on all matters submitted to a vote of our stockholders, except as required by law. Unless specified in our Third Amended and Restated Certificate of Incorporation or Bylaws, or as required by applicable provisions of the DGCL or applicable stock exchange rules, the affirmative vote of a majority of our shares of common stock that are voted is required to approve any such matter voted on by our stockholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all the directors. Our stockholders are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available therefor.

In the event of a liquidation, dissolution, or winding up of the Company, our Class A stockholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the common stock. Our stockholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the common stock.

A holder of Class C common stock may transfer shares of Class C common stock to any transferee (other than us) only if, and only to the extent permitted by the Third Amended and Restated Limited Partnership Agreement of Kinetik OpCo (the “Kinetik OpCo LPA”), such holder also simultaneously transfers an equal number of such holder’s Common Units to such transferee in compliance with the Kinetik OpCo LPA. In addition, the holders of Class C common stock, voting as a separate class, will be entitled to approve any amendment, alteration, or repeal of any provision of our Third Amended and Restated Certificate of Incorporation that would alter or change the powers, preferences or relative, participating, optional or other or special rights of the Class C common stock. Holders of Class C common stock are not entitled to any dividends and are not entitled to receive any of our assets in the event of any voluntary or involuntary liquidation, dissolution, or winding up of our affairs.

Preferred Stock

Our Third Amended and Restated Certificate of Incorporation provides that up to 50,000,000 shares of preferred stock may be issued from time to time in one or more series. Our board of directors is authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our board of directors can, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of our board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preferred stock outstanding at the date hereof. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Dividends

Subject to the rights of the holders of any outstanding series of preferred stock, holders of Class A common stock are entitled to receive ratable dividends when, as, and if declared by our board of directors out of funds legally available therefor. Holders of Class C common stock are not entitled to any dividends from the Company.

Our Transfer Agent

The transfer agent for our common stock is American Stock Transfer & Trust Company. We have agreed to indemnify American Stock Transfer & Trust Company in its roles as transfer agent, its agents and each of its stockholders, directors, officers, and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct, or bad faith of the indemnified person or entity.

Certain Anti-Takeover Provisions of Delaware Law and our Third Amended and Restated Certificate of Incorporation and Bylaws

We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

•	a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

•	an affiliate of an interested stockholder; or

•	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

•	our board of directors approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

•

after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

•

on or after the date of the transaction, the business combination is approved by our board of directors and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Our authorized but unissued common stock and preferred stock are available for future issuances without stockholder approval (including a specified future issuance) and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Exclusive forum for certain lawsuits

Our Third Amended and Restated Certificate of Incorporation requires, to the fullest extent permitted by law, that derivative actions brought in our name, actions against directors, officers, and employees for breach of fiduciary duty and other similar actions may be brought only in the Court of Chancery in the State of Delaware and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers.

Special meeting of stockholders

Our Third Amended and Restated Certificate of Incorporation provides that at any time when any stockholder beneficially owns, in the aggregate, at least 10% in voting power of our common stock entitled to vote generally in the election of directors, special meetings of the stockholders for any purpose or purposes shall also be called by or at the direction of the Board or the Chairman of the Board at the request of such stockholder.

Advance notice requirements for stockholder proposals and director nominations

Our Third Amended and Restated Certificate of Incorporation and Bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be received by the Company secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day prior to the anniversary date of the immediately preceding annual meeting of stockholders. Pursuant to Rule 14a-8 of the Exchange Act, proposals seeking inclusion in our annual proxy statement must comply with the notice periods contained therein. Our Bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Action by written consent

Unless otherwise provided in the Third Amended and Restated Certificate of Incorporation and subject to the terms of any preferred stock, any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to us in accordance with the DGCL.

Board of Directors

Our Third Amended and Restated Certificate of Incorporation provides that the authorized number of directors may be changed only by resolution of the board of directors. Subject to the terms of any preferred stock, any or all of the directors may be removed from office at any time, with or without cause, and only by the affirmative vote of holders of a majority of the voting power of all then outstanding shares of our capital stock entitled to vote generally in the election of directors, voting together as a single class. Any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may be filled only by vote of a majority of our directors then in office.

Listing of Securities

Our shares of Class A common stock are listed on the Nasdaq Global Market under the symbol “KNTK.”

DESCRIPTION OF DEPOSITARY SHARES

We may offer depositary shares (either separately or together with other securities) representing fractional interests in our preferred stock of any series. In connection with the issuance of any depositary shares, we will enter into a deposit agreement with a bank or trust company, as depositary, which will be named in the applicable prospectus supplement. Depositary shares will be evidenced by depositary receipts issued pursuant to the related deposit agreement. Immediately following our issuance of the preferred stock related to the depositary shares, we will deposit the preferred stock with the relevant preferred stock depositary and will cause the preferred stock depositary to issue, on our behalf, the related depositary receipts. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fraction of a share of preferred stock represented by the related depositary share, to all the rights, preferences and privileges of, and will be subject to all of the limitations and restrictions on, the preferred stock represented by the depositary receipt (including, if applicable, dividend, voting, conversion, exchange redemption and liquidation rights).

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement or free writing prospectus, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a prospectus supplement. We will also indicate in the applicable prospectus supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.

Throughout this Description of Debt Securities, when we use the terms “Issuer” or “Kinetik OpCo” we are referring solely to Kinetik Holdings LP and any of its permitted successors and not to any of its subsidiaries or other affiliates and when we use the term “Parent”, “we”, “us” or “our,” we are referring to Kinetik Holdings Inc. and any of its successors and not to any of its subsidiaries or other affiliates.

Kinetik OpCo may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be senior, senior subordinated or subordinated obligations of the Issuer and, unless otherwise specified in a prospectus supplement, the debt securities will be the Issuer’s direct, unsecured obligations and may be issued in one or more series.

The debt securities will be issued under an indenture between us, as Parent, Kinetik OpCo, as Issuer and U.S. Bank Trust Company, National Association, as trustee (the “indenture”). We have summarized select portions of the form of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement of which this prospectus is a part and you should read the form of indenture for provisions that may be important to you. Capitalized terms used and not defined herein have the meanings specified in the form of indenture.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of the board of directors of the Issuer’s general partner, or a committee thereof, and set forth or determined in the manner provided in a resolution of the board of directors of the Issuer’s general partner, or a committee thereof, in an officer’s certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

The Issuer can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in the applicable prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:

•	the title and ranking of the debt securities (including the terms of any subordination provisions);

•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which the principal of the securities of the series is payable;

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the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

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the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to the Issuer in respect of the debt securities may be delivered;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which the debt securities may be redeemed;

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any obligation the Issuer has to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and in the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

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the dates on which and the price or prices at which the Issuer will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

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the currency of denomination of the debt securities, which may be United States dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

•	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

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if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

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the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;

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any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

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the provisions, if any, relating to conversion or exchange of any debt securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;

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any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and

•	whether the Parent or any of the Issuer’s direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees.

The Issuer may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or a foreign currency unit, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or a foreign currency unit, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or foreign currency unit in the applicable prospectus supplement.

Parent Guarantee

Unless otherwise specified in the applicable prospectus supplement, the Issuer’s payment obligations under any series of debt securities will be fully and unconditionally guaranteed by the Parent. The guarantee of the Parent may be released under certain circumstances. If the Issuer exercises its legal or covenant defeasance option with respect to a series of debt securities as described below under “—Defeasance of Debt Securities and Certain Covenants in Certain Circumstances,” then the Parent’s guarantee will be released. Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, or the Depositary, or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth in the applicable prospectus supplement, book-entry debt securities will not be issuable in certificated form.

You may transfer or exchange certificated debt securities at any office the Issuer maintains for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection with a transfer or exchange.

You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by the Issuer or the trustee of the certificate to the new holder or the issuance by the Issuer or the trustee of a new certificate to the new holder.

Certain Covenants

Except as set forth below or in the applicable prospectus supplement, neither the Issuer nor any of its subsidiaries are restricted by the indenture from incurring any type of indebtedness or other obligation, from paying dividends or making distributions on their respective equity interests or from purchasing or redeeming their respective equity interests. The indenture does not require the maintenance of any financial ratios or specified levels of net worth or liquidity. In addition, the indenture does not contain any provisions that would require the Issuer to repurchase or redeem or otherwise modify the terms of the debt securities upon a change in control or other events involving the Issuer that could adversely affect its creditworthiness.

Merger or Consolidation. The Issuer shall not consolidate or combine with or merge into any person unless:

(1) the person formed by or resulting from any such consolidation, combination or merger (the “successor”) is the Issuer or the Parent or expressly assumes by supplemental indenture all of the Issuer’s obligations and liabilities under the indenture and the debt securities;

(2) the successor is organized under the laws of the United States, any state or territory thereof or the District of Columbia;

(3) immediately after giving effect to the transaction or series of transactions, no default or Event of Default has occurred and is continuing; and

(4) the Issuer has delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger or combination complies with the indenture.

The successor will be substituted for the Issuer in the indenture with the same effect as if it had been an original party to the indenture. Thereafter, the successor may exercise the rights and powers of the Issuer under the indenture.

Reports. So long as any debt securities are outstanding, the Issuer will:

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for as long as the Parent is required to file information with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Exchange Act of 1934 (as amended, and any successor statute, the “Exchange Act”), file with the trustee, within 15 days after the Parent is required to file the same with the SEC, copies of the annual reports and of the information, documents and other reports which it is required to file with the SEC pursuant to the Exchange Act; and

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if the Parent is not required to file reports with the SEC pursuant to the Exchange Act, file with the trustee, within 15 days after the Parent would have been required to file with the SEC, financial statements (and with respect to annual reports, an auditors’ report by a firm of established national reputation) and a Management’s Discussion and Analysis of Financial Condition and Results of Operations, both comparable to what the Parent would have been required to file with the SEC had it been subject to the reporting requirements of the Exchange Act.

No Protection in the Event of a Change of Control

Except as described above or otherwise stated in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event there occurs a change in control of the Issuer or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) that could adversely affect holders of debt securities.

Events of Default

“Event of Default” means, with respect to any series of debt securities, any of the following:

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default in the payment of any interest upon any debt security of that series when it becomes due and payable, and such default continues for a period of 30 days (unless the entire amount of the payment is deposited by the Issuer with the trustee or with a paying agent prior to the expiration of the 30-day period);

•	default in the payment of principal of any security of that series at its maturity, upon redemption, upon required repurchase or otherwise;

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default in the performance or breach of any other covenant or agreement in the indenture by the Issuer (other than a covenant or agreement that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days (or, with respect to the covenant described under “—Certain Covenants—Reports,” 180 days) after the Issuer receives written notice from the trustee or the Issuer and the trustee receive written notice from the holders of not less than 50% in principal amount of the outstanding debt securities of that series as provided in the indenture;

•	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of the Issuer; or

•	any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement.

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of the Issuer or its subsidiaries outstanding from time to time.

The Issuer will provide the trustee written notice of any default or Event of Default within 30 days of becoming aware of the occurrence of such default or Event of Default, which notice will describe in reasonable detail the status of such default or Event of Default and what action the Issuer is taking or proposes to take in respect thereof.

If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 50% in principal amount of the outstanding debt securities of that series may, by a notice in writing to the Issuer (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization of the Issuer, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities, have been cured or waived as provided in the indenture. We refer you to the applicable prospectus supplement relating to any debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The indenture provides that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense that might be incurred by it in performing such duty or exercising such right or power. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

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the holders of not less than 50% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

The indenture requires the Issuer, within 120 days after the end of the Issuer’s fiscal year, to furnish to the trustee a statement as to compliance with the indenture. If a default or Event of Default occurs and is continuing with respect to the securities of any series and if it is actually known to a responsible officer of the trustee, the trustee shall transmit to each Securityholder of the securities of that series notice of a default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has actual knowledge of such default or Event of Default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

The Issuer and the trustee may modify, amend or supplement the indenture or the debt securities of any series or, with the consent of the Parent, any Parent guarantee of the debt securities without the consent of any holder of any debt security to:

•	cure any ambiguity, defect or inconsistency;

•	comply with covenants in the indenture described above under “—Certain Covenants—Merger, Consolidation or Sale of Assets”;

•	provide for uncertificated securities in addition to or in place of certificated securities;

•	add guarantees with respect to debt securities of any series or secure debt securities of any series;

•	surrender any of the Issuer’s rights or powers under the indenture;

•	provide for the issuance of bearer debt securities (with or without coupons);

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supplement any of the provisions of the indenture to permit or facilitate the defeasance and discharge of any series of debt securities; provided that the rights of the holders of the debt securities of such series or any other series are not adversely affected in any material respect;

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change or eliminate any provisions of the indenture that are effective only when there is no outstanding debt security of any series created prior to the execution of such amendment or supplemental indenture that is adversely affected by such change in or elimination of such provision;

•	add covenants or events of default for the benefit of the holders of debt securities of any series;

•	comply with the applicable procedures of the applicable depositary;

•	make any change that does not adversely affect the rights of any holder of debt securities;

•	provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

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effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act.

The Issuer and the trustee may also modify and amend the indenture, any series of debt securities or, with the consent of the Parent, any Parent guarantee of the debt securities with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of all series affected by the modifications or amendments (taken together in the aggregate as a single class). The Issuer may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or extend the time for payment of interest on any debt security;

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reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

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waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

•	change the coin or currency in which any debt security or any premium or interest with respect thereto is payable;

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impair the right of any holder to receive payment of principal of and premium, if any, and interest on such holder’s debt securities or to institute suit for the enforcement of the payment of such amounts; or

•	waive a redemption payment with respect to any debt security.

For the avoidance of doubt, no waiver or amendment of a restrictive covenant will be deemed to impair a holder’s right to receive any amount of principal, premium or interest.

Except for certain specified provisions, the Issuer’s compliance with provisions of the indenture may be waived by the holders of at least a majority in principal amount of the outstanding debt securities of all series affected by such non-compliance (taken together in the aggregate as a single class) on behalf of the holders of all debt securities of all such series. Any past default under the indenture and its consequences may be waived by the holders of at least a majority in principal amount of the outstanding debt securities of all series affected by such default (taken together in the aggregate as a single class), except a default in the payment of the principal of, premium or any interest on any debt security of any such series; provided, however, that the holders of at least a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

The consent of the holders is not necessary under the indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, the Issuer may defease and be released from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). The Issuer will be so defeased upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than United States dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank (in the case of the deposit of government obligations) to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This defeasance may occur only if, among other things, the Issuer has delivered to the trustee an opinion of counsel stating that the Issuer has received from, or there has been published by, the United States Internal

Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case, to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

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the Issuer may omit to comply with the covenant described under the heading “—Certain Covenants—Merger, Consolidation or Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

•	any omission to comply with those covenants will not constitute a default or an Event of Default with respect to the debt securities of that series (“covenant defeasance”).

The conditions include:

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depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than United States dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank (in the case of the deposit of government obligations) to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

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delivering to the trustee an opinion of counsel to the effect that the Issuer has received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case, to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

Satisfaction and Discharge. The indenture provides that, if at any time the Issuer shall have delivered to the trustee for cancellation all debt securities of any series theretofore authenticated and delivered (other than any debt securities of such series that shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in the indenture and debt securities for whose payment money has theretofore been deposited in trust and thereafter repaid to the Issuer as provided in the indenture) or all debt securities of such series not theretofore delivered to the trustee for cancellation shall have become due and payable, or are by their terms to become due and payable at their stated maturity within one year or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption, and the Issuer shall deposit as trust funds with the trustee money, U.S. government obligations or a combination thereof in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank (in the case of the deposit of U.S. government obligations) to pay at stated maturity or upon redemption all debt securities of such series not theretofore delivered to the trustee for cancellation, including principal and premium, if any, and interest due or to become due on such date of stated maturity or redemption date, as the case may be, and if in either case the Issuer shall also pay or cause to be paid all other sums then due and payable hereunder by the Issuer with respect to the debt securities of such series, then, with limited exceptions, the indenture shall cease to be of further effect with respect to the debt securities of such series, and the trustee, on the Issuer’s demand accompanied by an officer’s certificate and opinion of counsel and at the Issuer’s cost and expense, shall execute proper instruments acknowledging satisfaction of and discharging the indenture with respect to the debt securities of such series.

Subordination

Debt securities of a series may be subordinated to the Issuer’s “Senior Indebtedness,” which we define generally to include any obligation created or assumed by the Issuer for the repayment of borrowed money and any guarantee thereof, whether outstanding or hereafter issued, unless, by the terms of the instrument creating or evidencing such obligation, it is provided that such obligation is subordinate or not superior in right of payment to the debt securities or to other obligations that are pari passu with, or subordinated to, the debt securities. Subordinated debt securities will be subordinate in right of payment, to the extent and in the manner set forth in the indenture and the applicable prospectus supplement relating to such series, to the prior payment of all of the Issuer’s indebtedness that is designated as “Senior Indebtedness” with respect to the series.

No Personal Liability of Directors, Officers, Employees, Partners and Members

The directors, officers, employees, partners and members of the Issuer, its general partner and the Parent will not have any personal liability for the Issuer’s obligations under the indenture or the notes. Each holder of notes, by accepting a note, waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the notes.

Governing Law

The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York.

The indenture will provide that the Issuer, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of, or relating to, the indenture, the debt securities or the transactions contemplated thereby.

DESCRIPTION OF WARRANTS

Warrants Offered Hereby

We may issue warrants for the purchase of our Class A common stock, preferred stock or any combination of the foregoing securities. Warrants may be issued independently or together with our securities offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants. The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the warrant agreements.

You should refer to the prospectus supplement relating to a particular issue of warrants for the terms of and information relating to the warrants, including, where applicable:

(1) the number of securities purchasable upon exercise of the warrants and the price at which such securities may be purchased upon exercise of the warrants;

(2) the date on which the right to exercise the warrants commences and the date on which such right expires (the “Expiration Date”);

(3) the United States federal income tax consequences applicable to the warrants;

(4) the amount of the warrants outstanding as of the most recent practicable date; and

(5) any other terms of the warrants.

Warrants will be offered and exercisable for United States dollars only. Warrants will be issued in registered form only. Each warrant will entitle its holder to purchase such number of securities at such exercise price as is in each case set forth in, or calculable from, the prospectus supplement relating to the warrants. The exercise price may be subject to adjustment upon the occurrence of events described in such prospectus supplement. After the close of business on the Expiration Date (or such later date to which we may extend such Expiration Date), unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised will be specified in the prospectus supplement relating to such warrants.

Prior to the exercise of any warrants, holders of the warrants will not have any of the rights of holders of securities, including the right to receive payments of any dividends on the securities purchasable upon exercise of the warrants, or to exercise any applicable right to vote.

Public Warrants

Except as described under “—Resale Warrants” below, the Resale Warrants have terms and provisions that are identical to those of the Public Warrants, the terms of which are as follows.

Following a two-for-one stock split of our Class A common stock and Class C common stock on June 8, 2022 as described in the Form 8-K filed on May 19, 2022 each whole Warrant entitles the registered holder to purchase one-tenth of a share of our Class A common stock at a price of $115.00 per share, subject to adjustment as discussed below, at any time. Pursuant to the applicable warrant agreement, a holder of Warrants may exercise its Warrants only for a whole number of shares of Class A common stock. This means that only 20 whole Warrants may be exercised at any given time by a holder of Warrants. The Warrants will expire on November 9, 2023, at 5:00 p.m., New York City time, or earlier upon redemption.

We will not be obligated to deliver any shares of Class A common stock pursuant to the exercise of a Warrant and will have no obligation to settle such Warrant exercise unless a registration statement under the Securities Act with respect to the shares of Class A common stock underlying the Warrants is then effective and a prospectus relating thereto is current, subject to us satisfying our obligations described below with respect to registration. No Warrant will be exercisable and we will not be obligated to issue shares of Class A common stock upon exercise of a Warrant unless Class A common stock issuable upon such exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the Warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a Warrant, the holder of such Warrant will not be entitled to exercise such Warrant and such Warrant may have no value and expire worthless.

We agreed to, as soon as practicable, but in no event later than 15 business days, after the closing of our initial business combination, use our reasonable best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the shares of Class A common stock issuable upon exercise of the Warrants, to use our reasonable best efforts to cause the same to become effective within 60 business days following our initial business combination, and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the Warrants in accordance with the provisions of the applicable warrant agreement. Notwithstanding the above, if our Class A common stock is at the time of any exercise of a Warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of Warrants who exercise their Warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but we will be required to use our best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

We may call the Warrants for redemption:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption to each Warrant holder; and

•

if, and only if, the reported last sale price of the Class A common stock equals or exceeds $180.00 per share for any 20 trading days within a 30-trading day period ending three business days before we send the notice of redemption to the Warrant holders.

If the foregoing conditions are satisfied and we issue a notice of redemption of the Warrants, each Warrant holder will be entitled to exercise its Warrants prior to the scheduled redemption date. If and when the Warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

If we call the Warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise its Warrants to do so on a “cashless basis.” In determining whether to require all holders to exercise their Warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of Warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of Class A common stock issuable upon the exercise of our Warrants. If our management takes advantage of this option, all holders of Warrants would pay the exercise price by surrendering their Warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the Warrants, multiplied by the difference between the exercise price of the Warrants and the “fair market value” (as defined herein) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of Class A common stock to be received upon exercise of the Warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a Warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the Warrants after our Initial Business Combination. If we call our Warrants for redemption and our management does not take advantage of this option, Kayne Anderson Sponsor and its permitted transferees would still be entitled to exercise their Warrants for cash or on a cashless basis using the same formula described above that other Warrant holders would have been required to use had all Warrant holders been required to exercise their Warrants on a cashless basis, as described in more detail below.

A holder of Warrants may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise Warrants, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (or such other amount as a holder may specify) of the shares of Class A common stock outstanding immediately after giving effect to such exercise.

If the number of outstanding shares of Class A common stock is increased by a stock dividend payable in shares of Class A common stock, or by a split-up of shares of Class A common stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Class A common stock issuable on exercise of each Warrant will be increased in proportion to such increase in the outstanding shares of Class A common stock. A rights offering to holders of Class A common stock entitling holders to purchase shares of Class A common stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of Class A common stock equal to the product of (i) the number of shares of Class A common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A common stock) and (ii) one minus the quotient of (x) the price per share of Class A common stock paid in such rights offering divided by (y) the fair market value. For these purposes (a) if the rights offering is for securities convertible into or exercisable for Class A common stock, in determining the price payable for Class A common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (b) fair market value means the volume weighted average price of Class A common stock as reported during the ten trading day period ending on the trading day prior to the first date on which the shares of Class A common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the Warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of Class A common stock on account of such shares of Class A common stock (or other shares of our capital stock into which the warrants are convertible), other than as described above or certain ordinary cash dividends, then the Warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Class A common stock in respect of such event.

If the number of outstanding shares of our Class A common stock is decreased by a consolidation, combination, reverse stock split, or reclassification of shares of Class A common stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification, or similar event, the number of shares of Class A common stock issuable on exercise of each Warrant will be decreased in proportion to such decrease in outstanding shares of Class A common stock.

Whenever the number of shares of Class A common stock purchasable upon the exercise of the Warrants is adjusted, as described above, the Warrant exercise price will be adjusted by multiplying the Warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Class A common stock purchasable upon the exercise of the Warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Class A common stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of Class A common stock (other than those described above or that solely affects the par value of such shares of Class A common stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of Class A common stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrants and in lieu of the shares of our Class A common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Warrants would have received if such holder had exercised their Warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of Class A common stock in such a transaction is payable in the form of Class A common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the Warrant properly exercises the Warrant within thirty days following public disclosure of such transaction, the Warrant exercise price will be reduced as specified in the warrant agreement based on the Black-Scholes value (as defined in the warrant agreement) of the Warrant.

The Warrants may be exercised upon surrender of the Warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the Warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of Warrants being exercised. The Warrant holders do not have the rights or privileges of holders of Class A common stock and any voting rights until they exercise their Warrants and receive shares of Class A common stock. After the issuance of shares of Class A common stock upon exercise of the Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No fractional shares will be issued upon exercise of the Warrants. If, upon exercise of the Warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number of shares of Class A common stock to be issued to the Warrant holder.

The Warrants were issued in registered form under warrant agreements between American Stock Transfer & Trust Company, as warrant agent, and us, dated March 29, 2017, with respect to the Public Warrants and the Private Placement Warrants, and November 9, 2018, with respect to the Apache Warrants. You should review a copy of the applicable warrant agreements, which are each filed as an exhibit to the registration statement of which this prospectus forms a part, for a complete description of the terms and conditions applicable to the Warrants. The warrant agreements provide that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but to make any change that adversely affects the interests of the registered holders of Warrants requires the approval by the holders of at least 50% of the then outstanding Public Warrants, with respect to the Public Warrants, and at least 50% of the then outstanding Resale Warrants, with respect to the Resale Warrants.

Resale Warrants

The Resale Warrants are not redeemable by the Company so long as they are held by Apache Midstream, LLC (“Apache Midstream”) or its permitted transferees; provided, however, that if the Resale Warrants are held by holders other than Apache Midstream or its permitted transferees, then the Resale Warrants will be redeemable by us and exercisable by the holders on the same basis as the Public Warrants. Resale Warrants may be exercised for cash or on a cashless basis, so long as they are held by Apache Midstream or its permitted transferees.

If holders of the Resale Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the Warrants, multiplied by the difference between the exercise price of the Warrants and the “fair market value” (as defined herein) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent. The reason that we have agreed that these Warrants will be exercisable on a cashless basis so long as they are held by Apache Midstream or its permitted transferees, is because as long as Apache Midstream remains affiliated with us, its ability to sell our securities in the open market will be significantly limited. We have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material non-public information. Accordingly, unlike public stockholders who could sell the shares of Class A common stock issuable upon exercise of the Warrants freely in the open market, the insiders could be significantly restricted from doing so. As a result, we believe that allowing the holders to exercise such Warrants on a cashless basis is appropriate.

PLAN OF DISTRIBUTION

We may sell securities described in this prospectus and any accompanying prospectus supplement through underwriters, through broker-dealers, through agents, on one or more exchanges, directly to one or more purchasers, including existing stockholders, through a combination of any of the foregoing methods of sale, or through any other method permitted by applicable law.

We will prepare a prospectus supplement for each offering that will disclose the terms of the offering, including the name or names of any underwriters, dealers, or agents, the purchase price of the securities and the proceeds to us from the sale, any underwriting discounts, and other items constituting compensation to underwriters, dealers, or agents.

We will fix a price or prices of our securities at:

•	market prices prevailing at the time of any sale under this registration statement;

•	prices related to market prices; or

•	negotiated prices.

We may change the price of the securities offered from time to time.

If we use underwriters or dealers in the sale, they will acquire the securities for their own account, and they may resell these securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price, or at varying prices determined at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise disclosed in the prospectus supplement, the obligations of the underwriters to purchase securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement if any of the securities are purchased. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

We may sell the securities through agents designated by us from time to time. We will name any agent involved in the offering and sale of the securities for which this prospectus is delivered, and disclose any commissions payable by us to the agent or the method by which the commissions can be determined, in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

Offers to purchase securities may be solicited directly by us and the sale thereof may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the prospectus supplement relating thereto. We may use electronic media, including the internet, to sell offered securities directly.

We may engage in at-the-market offerings and offer our securities into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act on the terms described in the prospectus supplement relating thereto. Underwriters, dealers, and agents who participate in any at-the-market offerings will be described in the prospectus supplement relating thereto.

We may agree to indemnify underwriters, dealers, and agents who participate in the distribution of securities against certain liabilities to which they may become subject in connection with the sale of the securities, including liabilities arising under the Securities Act.

Certain of the underwriters and their affiliates may be customers of, may engage in transactions with and may perform services for us or our affiliates in the ordinary course of business.

A prospectus and accompanying prospectus supplement in electronic form may be made available on the websites maintained by the underwriters. The underwriters may agree to allocate a number of securities for sale to their online brokerage account holders. Such allocations of securities for internet distributions will be made on the same basis as other allocations. In addition, securities may be sold by the underwriters to securities dealers who resell securities to online brokerage account holders.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. The place and time of delivery for the securities in respect of which this prospectus is delivered will be set forth in the accompanying prospectus supplement.

In connection with offerings of securities under the registration statement of which this prospectus forms a part and in compliance with applicable law, underwriters, brokers, or dealers may engage in transactions that stabilize or maintain the market price of the securities at levels above those that might otherwise prevail in the open market. Specifically, underwriters, brokers, or dealers may over-allot in connection with offerings, creating a short position in the securities for their own accounts. For the purpose of covering a syndicate short position or stabilizing the price of the securities, the underwriters, brokers, or dealers may place bids for the securities or effect purchases of the securities in the open market. Finally, the underwriters may impose a penalty whereby selling concessions allowed to syndicate members or other brokers or dealers for distribution of the securities in offerings may be reclaimed by the syndicate if the syndicate repurchases previously distributed securities in transactions to cover short positions, in stabilization transactions or otherwise. These activities may stabilize, maintain, or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market, and, if commenced, may be discontinued at any time.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Vinson & Elkins L.L.P., Houston, Texas. Legal counsel to any underwriters may pass upon legal matters for such underwriters.

EXPERTS

The consolidated financial statements of Altus Midstream Company at December 31, 2021 and 2020 and for each of the three years in the period ended December 31, 2021, appearing in Altus Midstream Company’s Annual Report on Form 10-K for the year ended December 31, 2021, as amended by the Form 10-K/A filed on April 28, 2022, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference which, as to the years 2021, 2020 and 2019, are based in part on the reports of BDO USA, LLP and KPMG LLP, independent registered public accounting firms. Such financial statements are incorporated herein in reliance upon the report of Ernst & Young LLP pertaining to such financial statements given on the authority of such firms as experts in accounting and auditing.

The financial statements of Breviloba, LLC as of December 31, 2021 and 2020, and for the years ended December 31, 2021 and 2020 and for the period July 31, 2019 through December 31, 2019, appearing in Altus Midstream Company’s Annual Report on Form 10-K for the year ended December 31, 2021, as amended by the Form 10-K/A filed on April 28, 2022, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein, and incorporated herein by reference. Such financial statements are incorporated herein in reliance upon the report of Ernst & Young LLP pertaining to such financial statements given on the authority of such firm as experts in accounting and auditing.

The financial statements of Gulf Coast Express Pipeline LLC as of December 31, 2021 and 2020 and for each of the three years in the period ended December 31, 2021 incorporated by reference in this prospectus and in the Registration Statement from Altus Midstream Company’s Annual Report on Form 10-K for the year ended December 31, 2021, as amended by the Form 10-K/A filed on April 28, 2022, have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of EPIC Crude Holdings, LP as of December 31, 2020, and for the year then ended, appearing in Altus Midstream Company’s Annual Report on Form 10-K for the year ended December 31, 2021, as amended by the Form 10-K/A filed on April 28, 2022, have been incorporated by reference herein, in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The financial statements of Permian Highway Pipeline LLC as of and for the years ended December 31, 2021 and 2020 incorporated by reference in this prospectus and in the Registration Statement from Altus Midstream Company’s Annual Report on Form 10-K for the year ended December 31, 2021, as amended by the Form 10-K/A filed on April 28, 2022, have been so incorporated in reliance on the report of BDO USA, LLP, an independent auditor, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of BCP Raptor Holdco, LP, as of December 31, 2021 and 2020, and for each of the years in the three-year period ended December 31, 2021, appearing in the Company’s Current Report filed on Form 8-K, filed on July 5, 2022, incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Prospectus

                , 2022

The information in this preliminary prospectus is not complete and may be changed. Securities may not be sold pursuant to this preliminary prospectus until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED JULY 12, 2022

PRELIMINARY PROSPECTUS

Kinetik Holdings Inc.

107,580,912 Shares of Class A common stock

This prospectus relates to the offer and sale by the selling stockholders named herein of:

•	5,550,000 shares of Class A common stock received as consideration in the Transaction (as defined herein);

•	2,067,748 shares of Class A common stock received pursuant to the Reinvestment Agreement (as defined herein) by certain parties thereto as of the date of this registration statement;

•	94,450,000 shares of Class A common stock issuable upon exchange of common units representing limited partner interests in Kinetik Holdings LP; and

•	up to 5,513,164, shares of Class A common stock underlying Consideration Allocation Rights issued in connection with the Transaction.

These shares of Class A common stock may be offered and sold by the selling stockholders named in this prospectus or in any supplement to this prospectus from time to time in accordance with the provisions set forth under “Plan of Distribution.”

The selling stockholders may sell the shares of Class A common stock offered by this prospectus from time to time on any exchange on which the shares of Class A common stock are listed on terms to be negotiated with buyers. They may also sell the shares of Class A common stock in private sales or through dealers or agents. The selling stockholders may sell the shares of Class A common stock at prevailing market prices or at prices negotiated with buyers. The selling stockholders will be responsible for any commissions due to brokers, dealers or agents. We will be responsible for all other offering expenses. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of Class A common stock offered by this prospectus.

We are filing this prospectus pursuant to our Second Amended and Restated Registration Rights Agreement, dated February 22, 2022 (the “Registration Rights Agreement”), by and among us and the stockholders named on the signature pages thereto.

Our Class A common stock is traded on the Nasdaq Global Market under the symbol “KNTK.” The last reported closing sales price of our Class A common stock on the Nasdaq Global Market on July 11, 2022 was $35.80 per share.

Our principal executive offices are located at 2700 Post Oak Boulevard, Suite 300, Houston, Texas 77056, and our telephone number at that address is (713) 621-7330.

You should read carefully this prospectus, the documents incorporated by reference in this prospectus and any prospectus supplement before you invest. See “Risk Factors” beginning on page 6 of this prospectus for information on certain risks related to the purchase of our securities.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2022.

You should rely only on the information contained in this prospectus, any prospectus supplement and the documents we have incorporated by reference. We have not authorized any dealer, salesperson or other person to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any prospectus supplement are not an offer to sell or a solicitation of an offer to buy any securities other than the securities to which they relate and are not an offer to sell or a solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the SEC using a “shelf” registration process. Under this shelf registration process, the selling stockholders may use this prospectus to offer and sell up to an aggregate of 107,580,912 shares of our Class A common stock from time to time. This prospectus generally describes Kinetik Holdings Inc. (the “Company,” “we,” “our” or “us”) and the Class A common stock that our selling stockholders may offer. The selling stockholders will deliver a prospectus supplement with this prospectus, to the extent appropriate, to update the information contained in this prospectus. We urge you to carefully read this prospectus, any applicable prospectus supplement, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Documents by Reference,” before buying any of the securities being offered. The selling stockholders may sell their shares of Class A common stock through any means described below under the heading “Plan of Distribution”.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Available Information.”

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we have filed with the SEC. This means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to other documents filed separately with the SEC. The information incorporated by reference is an important part of this prospectus. Information that we later provide to the SEC, and which is deemed to be “filed” with the SEC, will automatically update information previously filed with the SEC, and may replace information in this prospectus and information previously filed with the SEC. You should not assume that the information contained in the documents incorporated by reference in this prospectus or any supplement thereto is accurate as of any date other than the respective dates of those documents. In other words, in the case of a conflict or inconsistency between information set forth in this prospectus and information that we file later and incorporate by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), from the date of this prospectus until the termination of each offering under this prospectus (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K):

•	Our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on February 22, 2022, as amended by Amendment No. 1 filed on April 28, 2022.

•	Our Quarterly Report on Form 10-Q for the three months ended March 31, 2022, filed with the SEC on May 10, 2022.

•

Our Current Reports on Form 8-K filed with the SEC on February 28, 2022, March  11, 2022, May  19, 2022, June  1, 2022, June  3, 2022, June  14, 2022 and July 5, 2022 (in each case, other than documents or information that is furnished and deemed not to have been filed as indicated therein).

•	Our definitive proxy statement on Schedule 14A, filed with the SEC on May 16, 2022.

•

The description of our Class  A common stock contained in our registration statement on Form 8-A, filed with the SEC on March 29, 2017, including any amendments and reports filed for the purpose of updating such description.

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These reports contain important information about us, our financial condition and our results of operations.

These documents can be accessed free of charge on our website at www.kinetik.com. Information on our website is not incorporated by reference into this prospectus. You may request a copy of any document incorporated by reference in this prospectus, including the exhibits thereto, at no cost, by writing or telephoning us at the following address or telephone number:

Kinetik Holdings Inc.

2700 Post Oak Boulevard, Suite 300

Houston, Texas 77056

Phone: (713) 621-7330

AVAILABLE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings with the SEC are also available to the public from commercial document retrieval services and at the SEC’s website at www.sec.gov.

We also make available free of charge on our website at www.kinetik.com all of the documents that we file with the SEC as soon as reasonably practicable after we electronically file such material with the SEC. Information contained on our website is not incorporated by reference into this prospectus.

This prospectus is part of a registration statement that we have filed with the SEC relating to the securities to be offered. This prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules in accordance with the rules and regulations of the SEC, and we refer you to the omitted information. The statements this prospectus makes pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions and do not describe all exceptions and qualifications contained in those contracts, agreements or documents. You should read those contracts, agreements or documents for information that may be important to you. The registration statement, exhibits and schedules are available through the SEC’s website.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information in this prospectus and the documents incorporated by reference herein contain various statements, including those that express belief, expectation or intention, as well as those that are not statements of historic fact, that are forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act.

All statements other than statements of historical fact included or incorporated by reference in this prospectus, including, without limitation, statements regarding our future financial position, business strategy, budgets, projected revenues, projected costs and plans, and objectives of management for future operations, are forward-looking statements. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “could,” “expect,” “intend,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “continue,” “seek,” “guidance,” “might,” “outlook,” “possibly,” “potential,” “prospect,” “should,” “would,” or similar terminology, but the absence of these words does not mean that a statement is not forward looking. Although we believe that the expectations reflected in such forward-looking statements are reasonable under the circumstances, we can give no assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from our expectations include, but are not limited to, assumptions about:

•	our ability to integrate operations or realize any anticipated benefits savings or growth of the acquisition closed on February 22, 2022;

•

the scope, duration, and reoccurrence of any epidemics or pandemics (including, specifically, the coronavirus disease 2019 (“COVID-19”) pandemic or any related variants) and the actions taken by third parties in response to such epidemics or pandemics;

•	the market prices of oil, natural gas, natural gas liquids (“NGLs”), and other products or services;

•	pipeline and gathering system capacity and availability;

•	production rates, throughput volumes, reserve levels, and development success of dedicated oil and gas fields;

•	our future financial condition, results of operations, liquidity, compliance with debt covenants and competitive position;

•	our future revenues, cash flows, and expenses;

•	our future business strategy and other plans and objectives for future operations;

•	the amount, nature, and timing of our future capital expenditures, including future development costs;

•	the risks associated with potential acquisitions, divestitures, new joint ventures or other strategic opportunities;

•	the recruitment and retention of our officers and personnel;

•	the likelihood of success of and impact of litigation and other proceedings, including regulatory proceedings;

•	our assessment of our counterparty risk and the ability of our counterparties to perform their future obligations;

•	the impact of federal, state, and local political, regulatory, and environmental developments where we conduct our business operations;

•

the occurrence of an extreme weather event such as Winter Storm Uri, terrorist attack or other event that materially impacts project construction and our operations, including cyber or other attached on electronic systems;

3

•	our ability to successfully implement and execute our environmental, social and governance goals and initiatives and achieve the anticipated results of such initiatives;

•	general economic and political conditions, including the armed conflict in Ukraine; and

•

other factors disclosed under “Risk Factors” in this prospectus and under “Risk Factors” and “Forward-Looking Statements and Risk” in the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2022.

We expressly qualify in their entirety all forward-looking statements attributable to us or any person acting on our behalf by the cautionary statements contained or referred to in this section.

These risks and uncertainties are not exhaustive. Other sections of this prospectus describe additional factors that could adversely affect our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible to predict all risks and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. We are under no duty to update any of these forward-looking statements after the date of this prospectus supplement to conform our prior statements to actual results or revised expectations, and we do not intend to do so.

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ABOUT US

In this prospectus, unless the context indicates otherwise, when we refer to “we,” “us,” “our,” and “the Company,” we are describing Kinetik Holdings Inc. and its wholly owned subsidiaries on a consolidated basis.

Overview

We are an integrated midstream energy company in the Permian Basin providing comprehensive gathering, transportation, compression, processing, and treating services for companies that produce natural gas, NGLs, crude oil, and water. We operate approximately 2 Bcf/d of newly constructed cryogenic natural gas processing capacity strategically located near the Waha Hub in West Texas. As measured by processing capacity, we are the largest natural gas processor in the Delaware Basin and fourth largest across the entire Permian Basin. In addition, we have interests in four newly built, long-term contracted pipelines transporting natural gas, NGLs, and crude oil from the Permian Basin to the Gulf Coast. We have long-term agreements for gas, crude oil, and water midstream services from 30 successful and active producers in the Delaware Basin. For additional information about our company, please read the documents listed under “Incorporation of Certain Documents by Reference.”

Company Information

We are a holding company, whose only significant assets are ownership of the non-economic general partner interest and an approximate 30% limited partner interest in Kinetik Holdings LP (“Kinetik OpCo”). As the owner of the non-economic general partner interest in Kinetik OpCo, we are responsible for all operational, management and administrative decisions related to Kinetik OpCo and consolidates the results of Kinetik OpCo and its subsidiaries.

We are a Delaware corporation. Our principal executive offices are located at 2700 Post Oak Boulevard, Suite 300, Houston, Texas 77056, and our telephone number at that address is (713) 621-7330. Our website address is www.kinetik.com. Information contained on our website does not constitute part of this prospectus.

As used in this prospectus, the “Company,” “we,” “our,” “us” or like terms mean Kinetik Holdings Inc. and its consolidated subsidiaries unless we state otherwise or the context otherwise requires.

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RISK FACTORS

An investment in our securities involves a significant degree of risk. Before you invest in our securities you should carefully consider those risk factors described under, but not limited to, the heading “Risk Factors” in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and any subsequently filed Current Reports on Form 8-K (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K), which are incorporated herein by reference, and those risk factors that may be included in any applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference, in evaluating an investment in our securities. If any of these risks were actually to occur, our business, financial condition or results of operations could be materially adversely affected. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations and financial condition. Please read “Cautionary Statement Regarding Forward-Looking Statements.”

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USE OF PROCEEDS

We will not receive any proceeds from the sale of the Class A common stock offered under this prospectus. Any proceeds from the sale of Class A common stock under this prospectus will be received by the selling stockholders. We will pay all expenses related to this offering, other than underwriting discounts and commissions related to the shares sold by the selling stockholders.

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EXCHANGE OF COMMON UNITS AND CLASS C COMMON STOCK

Pursuant to the Third Amended and Restated Limited Partnership Agreement of Kinetik OpCo, as amended from time to time (the “Kinetik OpCo LPA”), certain holders of Common Units have the right (the “Exchange Right”) to exchange such holder’s Common Units, together with an equal number of shares of our Class C common stock, for, at Kinetik OpCo’s election, (i) shares of our Class A common stock on a one-for-one basis, subject to conversion rate adjustments for stock splits, stock dividends, reclassification and other similar transactions, or (ii) an equivalent amount of cash. Alternatively, upon any exercise of any Exchange Right, we (instead of Kinetik OpCo) will have the right (our “Call Right”) to acquire the tendered Common Units from the exchanging unitholder for, at our election, (i) the number of shares of our Class A common stock the exchanging unitholder would have received pursuant to under the Exchange Right, or (ii) an equivalent amount of cash. In connection with any exchange of Common Units pursuant to an Exchange Right or our Call Right, the corresponding number of shares of Class C common stock will be cancelled. As holders exchange their Common Units, our limited partner interest in Kinetik OpCo will be correspondingly increased, the number of shares of Class A common stock outstanding will be increased, and the number of shares of Class C common stock outstanding will be reduced.

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SELLING STOCKHOLDERS

The selling stockholders named below may offer and sell from time to time in the future up to an aggregate of 107,580,912 shares of our Class A common stock, par value $0.0001 per share. The term “selling stockholders” includes the stockholders listed in the table below and their transferees, pledgees, donees, assignees or other successors.

On February 22, 2022, the Company completed the transactions contemplated by that certain Contribution Agreement, dated October 21, 2021, (the “Contribution Agreement” and the completion of such transactions, the “Closing”) by and among the Company, Kinetik OpCo, New BCP Raptor Holdco, LLC, a Delaware limited liability company (“New Raptor”), and, solely for the purposes set forth therein, BCP Raptor Holdco, LP, a Delaware limited partnership (“Raptor”). Pursuant to the Contribution Agreement, New Raptor contributed all of the equity interests of Raptor and BCP Raptor Holdco GP, LLC, a Delaware limited liability company, to Kinetik Holdings LP in exchange for 50,000,000 Common Units and 50,000,000 shares of Class C common stock.

In connection with the receipt of such Common Units and shares of Class C common stock, 2,650,000 Common Units were redeemed on a one-for-one basis for shares of Class A common stock (the “Conversion”), with 2,599,801 of those shares being subject to forfeiture back to the Company in certain circumstances (the “Restricted Shares”), and a corresponding number of shares of Class C common stock were cancelled. Following the Conversion, New Raptor distributed the Equity Consideration (as defined below) on a pro rata basis, subject to certain transfer restrictions and, in the case of the Restricted Shares, forfeiture provisions set forth on the legends thereto (the “Distribution”). The transactions contemplated by the Contribution Agreement, the Conversion and the Distribution are collectively referred to herein as the “Transaction.” The number of shares in the foregoing descriptions do not reflect the Company’s two-for-one stock split, which was effected on June 8, 2022 and is further described below.

In connection with Distribution, the Company entered into that certain Consideration Allocation Rights Agreement, dated as of February 22, 2022, with BCP Aggregator, BX Permian, Buzzard Midstream LLC, a Delaware limited liability company and controlled affiliate of ISQ Global Infrastructure Fund II L.P. (“Buzzard”), and certain other parties listed on the signature pages thereto (the “Consideration Allocation Agreement”), pursuant to which the Issuer agreed that it would re-issue, on a one-for-one basis, shares of Class A common stock to the extent Restricted Shares are forfeited by the original holders thereof on February 25, 2025 and February 26, 2026, or an earlier settlement date as described in the certain restricted stock agreements (such rights to receive re-issued shares, “Consideration Allocation Rights”, and together with Common Units and Class C common stock received at Closing, the “Equity Consideration”). Shares of Class A common stock will be issued pursuant to Consideration Allocation Rights solely to the extent a corresponding forfeiture of Restricted Shares has occurred.

In connection with the closing of the Transaction, the Company entered into a Dividend and Distribution Reinvestment Agreement (the “Reinvestment Agreement”) with Kinetik Holdings LP, APA Corporation, Apache Midstream, Buzzard, BCP Aggregator, BX Permian, Raptor, and certain other individuals associated with Raptor (collectively, the “Reinvestment Holders”).

On June 8, 2022, the Company effected a two-for-one stock split with respect to its Class A common stock, and its Class C common stock in the form of a stock dividend (the “Stock Split”). The Stock Split was accomplished by distributing one additional share of Class A common stock for each share of Class A common stock outstanding and one additional share of Class C common stock for each share of Class C common stock outstanding. Following the Stock Split, there were 134,996,928 shares of common stock outstanding.

We are filing this prospectus pursuant to the Registration Rights Agreement.

Pursuant to the Registration Rights Agreement, we will pay all expenses relating to the offering of these shares, except that the selling stockholders will pay any underwriting discounts or commissions. See “Description of Capital Stock—Registration Rights Agreement.” We will indemnify the selling stockholders

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against liabilities, including liabilities under the Securities Act. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act, which may arise from any written information furnished to us by the selling stockholders specifically for use in this prospectus.

The following table sets forth information as of June 30, 2022 regarding the beneficial ownership of shares of our Class A common stock held by each selling stockholder and the number of shares of our Class A common stock that may from time to time be offered or sold pursuant to this prospectus. The following table also sets forth the combined voting power of the Class A common stock and Class C common stock held by each identified stockholder as of June 30, 2022. Holders of Class A common stock and Class C common stock vote together as a single class on all matters submitted to a vote of our stockholders, except as required by law, and are entitled to one vote for each share held on all matters to be voted on by stockholders.

Information concerning the selling stockholders may change from time to time and any changed information will be set forth in supplements to this prospectus, if and when necessary. The selling stockholders may offer all, some or none of their shares of Class A common stock. We cannot advise you as to whether the selling stockholders will in fact sell any or all of such shares of Class A common stock. In addition, the selling stockholders listed in the table below may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, shares of our Class A common stock in transactions exempt from the registration requirements of the Securities Act after the date on which they provided the information set forth in the table below.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. As described in “Exchange of Common Units and Class C Common Stock” above, the Common Units are exchangeable (along with a corresponding number of shares of our Class C common stock) for newly issued shares of our Class A common stock on a one-for-one basis. As of June 30, 2022, we had 40,546,928 shares of Class A common stock and 94,450,000 shares of Class C common stock outstanding. Assuming the exchange of 94,450,000 Common Units (together with an equal number of shares of our Class C common stock) held by the selling stockholders named herein for an equivalent number of shares of our Class A common stock, as of June 30, 2022, there would have been 134,996,928 shares of our Class A common stock and no shares of our Class C common stock outstanding. The beneficial ownership information presented below assumes that all 94,450,000 Common Units held by the selling stockholders named below have been exchanged for an equivalent number of shares of Class A common stock. The information regarding shares beneficially owned after the offering assumes the sale of all shares offered by the selling stockholders and that the selling stockholders do not acquire any additional shares. Information in the table below is based on information filed with the SEC or obtained from the persons named below.

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Name of Selling Stockholder	Shares of Class A Common Stock Beneficially Owned Prior to this Offering (1)	Number of Shares of Class A Common Stock Being Sold (Assuming All Shares Registered Hereunder Are Sold)	Shares of Class A Common Stock Beneficially Owned After this Offering	Combined Voting Power
				Before Offering (1) (2)	After Offering (Assuming All Shares Registered Hereunder Are Sold) (2)
Buzzard Midstream LLC (3)	29,693,626	29,693,626	—	20.8%	—
Blackstone (4)	70,833,421	70,828,908	4,513	49.6%	*
Jamie Welch (5)	3,625,113	3,613,233	11,880	2.7%	*
Matthew Wall	421,256	412,424	8,832	*	*
Steven Stellato	239,148	234,134	5,014	*	*
Former Capital Interest Holders (6)	406,300	397,827	8,473	*	*
Employees	278,425	272,588	5,837	*	*
Other Executive Officers	339,825	332,700	7,125	*	*
Other Equity Consideration Holders	157,671	150,814	6,857	*	*
Other Employees	387,171	379,054	8,117	*	*
Other Senior Management	380,943	372,956	7,987	*	*
Robert Milam (7)	355,978	355,978	—	*	—
Curtis Clark (8)	355,978	355,978	—	*	—
Blake Bixler (9)	180,690	180,690	—	*	—

Total	107,655,547	107,580,912	74,635	79.8%	*

*	Less than 1%.
(1)

Includes shares of our Class C common stock owned by these selling stockholders that, subject to the terms of Kinetik OpCo LPA, are, together with an equivalent number of Common Units, exchangeable for shares of Class A common stock on a one-for-one basis.

(2)

This column reflects the voting power of the Class A common stock held by each identified stockholder as of June 30, 2022. Consideration Allocation Rights represent the right to receive shares of Class A common stock held by certain employees of the Company that may be forfeited back to the Company in certain circumstances and reallocated among the holders of the Consideration Allocation Rights. The holders of the Consideration Allocation Rights are not entitled to vote or dispose of the Class A common stock underlying such rights unless such Class A common stock is forfeited back to the Company and reallocated among the holders of the Consideration Allocation Rights. Because the holders of the Consideration Allocation Rights are not entitled to vote or dispose of the shares of Class A common stock underlying such rights, such shares were not included when calculating a holder’s voting power.

(3)

Consists of (i) 588,750 shares of Class A common stock, (ii) 27,489,164 shares of Class C common stock and (iii) up to 807,856 shares of Class A common stock issuable upon settlement of Consideration Allocation Rights held by Buzzard Midstream LLC. ISQ Global Fund II GP, LLC (“Fund II GP”) is the general partner of the members of the indirect owners of Buzzard Midstream LLC and, in such capacity, exercises voting and investment power over the securities directly held by Buzzard Midstream LLC. I Squared Capital, LLC is the sole member of Fund II GP. ISQ Holdings, LLC is the managing member of I Squared Capital, LLC. Each of Sadek Magdi Wahba, Gautam Bhandari and Adil Rahmathulla is a member of ISQ Holdings, LLC but, in reliance on the “rule of three”, disclaim beneficial ownership over the shares of Class A common stock reported as beneficially owned by Fund II GP, I Squared Capital, LLC and ISQ Holdings, LLC.

(4)

Consists of (i) 1,215,650 shares of Class A common stock, 56,421,146 shares of Class C common stock and up to 3,335,560 shares of Class A common stock issuable upon settlement of Consideration Allocation Rights held by BCP Raptor Aggregator LP (“BCP Aggregator”) and (ii) 196,526 shares of Class A common stock, 9,121,326 shares of Class C common stock and up to 538,700 shares of Class A common stock issuable upon settlement of Consideration Allocation Rights held by BX Permian Pipeline Aggregator LP (“BX Permian”) and (iii) 4,513 shares of Class A common stock held by Harvest Fund Advisors LLC, an indirect subsidiary of Blackstone Inc. (“HFA”), which shares are held by funds and accounts managed by

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HFA in the ordinary course of its business. BCP VII/BEP II Holdings Manager L.L.C. (“Holdings Manager”) is the general partner of each of BCP Aggregator and BX Permian. Blackstone Energy Management Associates II L.L.C. and Blackstone Management Associates VII L.L.C. are the managing members of Holdings Manager. Blackstone EMA II L.L.C. is the sole member of Blackstone Energy Management Associates II L.L.C. BMA VII L.L.C. is the sole member of Blackstone Management Associates VII L.L.C. Blackstone Holdings III L.P. is the managing member of each of BMA VII L.L.C. and Blackstone EMA II L.L.C. Blackstone Holdings III GP L.P. is the general partner of Blackstone Holdings III L.P. Blackstone Holdings III GP Management L.L.C. is the general partner of Blackstone Holdings III GP L.P. Blackstone Inc. (“Blackstone”) is the sole member of Blackstone Holdings III GP Management L.L.C. and indirectly controls HFA, an indirect subsidiary of Blackstone, through one or more subsidiaries. The sole holder of the Series II preferred stock of Blackstone is Blackstone Group Management L.L.C. Blackstone Group Management L.L.C. is wholly-owned by Blackstone’s senior managing directors and controlled by its founder, Stephen A. Schwarzman. The address of the principal business office of each of the entities described in this footnote is c/o Blackstone Inc., 345 Park Avenue, New York, NY 10154.
(5)

Consists of (i) 3,201,395 shares of Class A common stock, including 1,200 shares of Class A common stock held by Mr. Welch’s spouse, (ii) 399,160 shares of Class C common stock and (iii) up to 24,558 shares of Class A common stock issuable upon settlement of Consideration Allocation Rights.

(6)

Consists of (i) 367,557 shares of Class A common stock issued in connection with the Transaction and (ii) up to 2,161 shares of Class A common stock issuable upon settlement of Consideration Allocation Rights.

(7)

Consists of (i) 19,728 shares of Class A common stock held by Mr. Milam and (ii) 180,000 shares of Class A common stock and 156,250 shares of Class C common stock held by RRMECM Holdings, Ltd. Mr. Milam is the manager and general partner of RRMECM Holdings, Ltd.

(8)	Consists of 355,978 shares of Class C common stock held by Mr. Clark.
(9)	Consists of 110,690 shares of Class A common stock and 70,000 shares of Class C common stock held by Mr. Bixler.

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DESCRIPTION OF CAPITAL STOCK

The following summary of certain material provisions of our securities does not purport to be complete. You should refer to our Third Amended and Restated Certificate of Incorporation, as amended, and our Bylaws, which are included as exhibits to the registration statement of which this prospectus forms a part. The summary below is also qualified by reference to the provisions of the Delaware General Corporation Law (“DGCL”).

Pursuant to our Third Amended and Restated Certificate of Incorporation, our authorized capital stock consists of 1,500,000,000 shares of Class A common stock, $0.0001 par value per share, 1,500,000,000 shares of Class C common stock, $0.0001 par value per share, and 50,000,000 shares of undesignated preferred stock, $0.0001 par value per share. The following description summarizes the material terms of our capital stock. Because it is only a summary, it may not contain all the information that is important to you.

Common Stock

As of June 30, 2022, 134,996,928 shares of our common stock were issued and outstanding, consisting of:

•	40,546,928 shares of Class A common stock; and

•	94,450,000 shares of Class C common stock.

Common stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. Holders of Class A common stock and Class C common stock vote together as a single class on all matters submitted to a vote of our stockholders, except as required by law. Unless specified in our Third Amended and Restated Certificate of Incorporation or Bylaws, or as required by applicable provisions of the DGCL or applicable stock exchange rules, the affirmative vote of a majority of our shares of common stock that are voted is required to approve any such matter voted on by our stockholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all the directors. Our stockholders are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available therefor.

In the event of a liquidation, dissolution, or winding up of the Company, our Class A stockholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the common stock. Our stockholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the common stock.

A holder of Class C common stock may transfer shares of Class C common stock to any transferee (other than us) only if, and only to the extent permitted by the Kinetik OpCo LPA, such holder also simultaneously transfers an equal number of such holder’s Common Units to such transferee in compliance with the Kinetik OpCo LPA. In addition, the holders of Class C common stock, voting as a separate class, will be entitled to approve any amendment, alteration, or repeal of any provision of our Third Amended and Restated Certificate of Incorporation that would alter or change the powers, preferences or relative, participating, optional or other or special rights of the Class C common stock. Holders of Class C common stock are not entitled to any dividends and are not entitled to receive any of our assets in the event of any voluntary or involuntary liquidation, dissolution, or winding up of our affairs.

Preferred Stock

Our Third Amended and Restated Certificate of Incorporation provides that up to 50,000,000 shares of preferred stock may be issued from time to time in one or more series. Our board of directors is authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our board of directors can, without stockholder approval, issue preferred stock with voting and other rights that could

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adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of our board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preferred stock outstanding at the date hereof. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Dividends

Subject to the rights of the holders of any outstanding series of preferred stock, holders of Class A common stock are entitled to receive ratable dividends when, as, and if declared by our board of directors out of funds legally available therefor. Holders of Class C common stock are not entitled to any dividends from the Company.

Our Transfer Agent

The transfer agent for our common stock is American Stock Transfer & Trust Company. We have agreed to indemnify American Stock Transfer & Trust Company in its roles as transfer agent, its agents and each of its stockholders, directors, officers, and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct, or bad faith of the indemnified person or entity.

Certain Anti-Takeover Provisions of Delaware Law and our Third Amended and Restated Certificate of Incorporation and Bylaws

We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

•	a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

•	an affiliate of an interested stockholder; or

•	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

•	our board of directors approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

•

after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

•

on or after the date of the transaction, the business combination is approved by our board of directors and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Our authorized but unissued common stock and preferred stock are available for future issuances without stockholder approval (including a specified future issuance) and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

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Exclusive forum for certain lawsuits

Our Third Amended and Restated Certificate of Incorporation requires, to the fullest extent permitted by law, that derivative actions brought in our name, actions against directors, officers, and employees for breach of fiduciary duty and other similar actions may be brought only in the Court of Chancery in the State of Delaware and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers.

Special meeting of stockholders

Our Third Amended and Restated Certificate of Incorporation provides that at any time when any stockholder beneficially owns, in the aggregate, at least 10% in voting power of our common stock entitled to vote generally in the election of directors, special meetings of the stockholders for any purpose or purposes shall also be called by or at the direction of the Board or the Chairman of the Board at the request of such stockholder.

Advance notice requirements for stockholder proposals and director nominations

Our Third Amended and Restated Certificate of Incorporation and Bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be received by the Company secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day prior to the anniversary date of the immediately preceding annual meeting of stockholders. Pursuant to Rule 14a-8 of the Exchange Act, proposals seeking inclusion in our annual proxy statement must comply with the notice periods contained therein. Our Bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Action by written consent

Unless otherwise provided in the Third Amended and Restated Certificate of Incorporation and subject to the terms of any preferred stock, any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to us in accordance with the DGCL.

Board of Directors

Our Third Amended and Restated Certificate of Incorporation provides that the authorized number of directors may be changed only by resolution of the board of directors. Subject to the terms of any preferred stock, any or all of the directors may be removed from office at any time, with or without cause, and only by the affirmative vote of holders of a majority of the voting power of all then outstanding shares of our capital stock entitled to vote generally in the election of directors, voting together as a single class. Any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may be filled only by vote of a majority of our directors then in office.

Listing of Securities

Our shares of Class A common stock are listed on the Nasdaq Global Market under the symbol “KNTK.”

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Registration Rights Agreement

In connection with the closing of the Transactions, we entered into the Registration Rights Agreement with Apache Midstream, LLC, certain controlled affiliates of Blackstone, certain controlled affiliates of ISQ, and New Raptor Holdco LP (collectively, with their respective permitted transferees, the “Principal Holders”) and certain individual holders party thereto (the “Existing Holders” and, together with the Principal Holders, the “Holders”).

The Registration Rights Agreement amended and restated the existing Amended and Restated Registration Rights Agreement, dated November 9, 2018, among ALTM, Kayne Anderson Sponsor, LLC, and Apache Midstream, and will require the Company to register for resale (i) the private placement warrants (including any shares of Class A common stock issued or issuable upon the exercise of such private placement warrants) held by any Existing Holders, (ii) any outstanding shares of Class A common stock or any other equity security (including the shares of Class A common stock issued or issuable upon the exercise of any other equity security) of the Company owned by any Holder as of the date of the Registration Rights Agreement, (iii) the shares of Class A common stock issued or issuable upon the redemption or exchange of any Common Units and Class C common stock owned by any Holder, in each case in accordance with the terms of the Partnership’s partnership agreement, (iv) any shares of Class A common stock issued or issuable upon the exercise of any warrants held by Apache Midstream, (v) any other equity security of the Company issued or issuable with respect to any registrable security by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation, or reorganization, (vi) the shares of common stock, if any, issued to Apache Midstream in connection with the earn-out consideration pursuant to the Contribution Agreement dated August 8, 2018 among ALTM, the Partnership, Apache Midstream, and the other parties thereto, and (vii) any shares of Class A common stock issued to any Holder in connection with the Reinvestment Agreement.

Reinvestment Agreement

The Reinvestment Agreement obligates each Reinvestment Holder to reinvest in shares of Class A common stock at least 20% of all distributions on Common Units or dividends on shares of Class A common stock held by such Reinvestment Holder immediately after the Closing, including shares of Class A common stock received at a later date in exchange for Common Units held immediately after Closing. The Reinvestment Agreement provides the audit committee of the Board with the authority to at any time increase the percentage of the mandatory dividend reinvestment to up to 100% of such distributions or dividends or decrease such percentage to not less than 20%. The mandatory obligations of each Reinvestment Holder will continue from Closing until the earliest of (i) March 31, 2024, (ii) the date dividends and distributions are paid by the Company and Kinetik Holdings LP, respectively, in respect of the quarter ending December 31, 2023, and (iii) such other date determined by the audit committee of the Board. All shares of Class A common stock issued pursuant to the Reinvestment Agreement will be issued at a 3% discount to the volume-weighted average price of the Class A common stock for the five trading days immediately preceding, but excluding, the dividend or distribution payment date. For the year ending December 31, 2022, the Reinvestment Holders have agreed to reinvest 100% of the distributions received with respect to their Common Units and dividends received with respect to any shares of Class A common stock owned by them.

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PLAN OF DISTRIBUTION

All shares of Class A common stock being offered under this prospectus are being offered on behalf of the selling stockholders. Sales of shares pursuant to this prospectus may be made on the Nasdaq, in the over-the-counter market or otherwise at prices and on terms then prevailing, at prices related to the then current market price or at negotiated prices that are other than prevailing market prices or related to the then current market prices (in each case as determined by the selling stockholders). Sales may be made directly or through agents designated from time to time, or through dealers or underwriters to be designated or in negotiated transactions.

The shares may be sold by any one or more of the following methods:

•	through a firm commitment or best efforts underwriting;

•

through a block trade (which may involve crosses) in which the selling stockholder’s broker or dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through purchases by a broker or dealer as principal and resale by the broker or dealer for their account pursuant to this prospectus;

•	through exchange distributions and/or secondary distributions in accordance with the rules of the Nasdaq;

•	through ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	through privately negotiated transactions;

•	through the distribution of the common stock by any selling stockholders to its partners, members or stockholders;

•	through the writing of options, swaps or other derivatives (including put or call options), whether the options, swaps or derivatives are listed on an options exchange or otherwise;

•	through short sales;

•	“at the market” or through market makers or into an existing market for the shares; or

•	through any other method permitted by applicable law.

In addition, the selling stockholders may from time to time sell securities in compliance with Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements under the Securities Act, rather than pursuant to this prospectus. In such event, the selling stockholders may be required by the securities laws of certain states to offer and sell the shares of Class A common stock only through registered or licensed brokers or dealers.

Any selling agents, underwriters or broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the selling stockholders, from purchasers of shares for whom they act as agents or from both sources. The selling stockholders do not expect these discounts, concessions or commissions to exceed what is customary in the types of transactions involved. The selling stockholders will be responsible for any commissions, underwriting discounts or similar charges on the sale of shares under this prospectus.

The selling stockholders may pledge or grant a security interest in some or all of the shares of Class A common stock they own and, if a selling stockholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares of Class A common stock from time to time pursuant to a prospectus or any amendment to such prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other

17

successors in interest as selling stockholders under such prospectus. The selling stockholders also may transfer and donate the shares of Class A common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of such prospectus.

The selling stockholders and any broker-dealers, agents and underwriters that participate in the distribution of the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with the sales. Any commissions, and any profit on the resale of shares, received by the selling stockholders and any such broker-dealers, agents or underwriters may be deemed to be underwriting discounts and commissions. Any underwriters, brokers, dealers and agents who participate in any sale of the securities may also engage in transactions with, or perform services for, us or our affiliates in the ordinary course of their businesses. We may indemnify underwriters, brokers, dealers and agents against specific liabilities, including liabilities under the Securities Act.

The selling stockholders will be subject to applicable provisions of the Exchange Act, and the associated rules and regulations thereunder, including Regulation M, which provisions may affect the marketability of the shares.

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LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Vinson & Elkins L.L.P., Houston, Texas. Legal counsel to any underwriters may pass upon legal matters for such underwriters.

EXPERTS

The consolidated financial statements of Altus Midstream Company at December 31, 2021 and 2020 and for each of the three years in the period ended December 31, 2021, appearing in Altus Midstream Company’s Annual Report on Form 10-K for the year ended December 31, 2021, as amended by the Form 10-K/A filed on April 28, 2022, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference which, as to the years 2021, 2020 and 2019, are based in part on the reports of BDO USA, LLP and KPMG LLP, independent registered public accounting firms. Such financial statements are incorporated herein in reliance upon the report of Ernst & Young LLP pertaining to such financial statements given on the authority of such firms as experts in accounting and auditing.

The financial statements of Breviloba, LLC as of December 31, 2021 and 2020, and for the years ended December 31, 2021 and 2020 and for the period July 31, 2019 through December 31, 2019, appearing in Altus Midstream Company’s Annual Report on Form 10-K for the year ended December 31, 2021, as amended by the Form 10-K/A filed on April 28, 2022, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein, and incorporated herein by reference. Such financial statements are incorporated herein in reliance upon the report of Ernst & Young LLP pertaining to such financial statements given on the authority of such firm as experts in accounting and auditing.

The financial statements of Gulf Coast Express Pipeline LLC as of December 31, 2021 and 2020 and for each of the three years in the period ended December 31, 2021 incorporated by reference in this prospectus and in the Registration Statement from Altus Midstream Company’s Annual Report on Form 10-K for the year ended December 31, 2021, as amended by the Form 10-K/A filed on April 28, 2022, have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of EPIC Crude Holdings, LP as of December 31, 2020, and for the year then ended, appearing in Altus Midstream Company’s Annual Report on Form 10-K for the year ended December 31, 2021, as amended by the Form 10-K/A filed on April 28, 2022, have been incorporated by reference herein, in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The financial statements of Permian Highway Pipeline LLC as of and for the years ended December 31, 2021 and 2020 incorporated by reference in this prospectus and in the Registration Statement from Altus Midstream Company’s Annual Report on Form 10-K for the year ended December 31, 2021, as amended by the Form 10-K/A filed on April 28, 2022, have been so incorporated in reliance on the report of BDO USA, LLP, an independent auditor, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of BCP Raptor Holdco, LP, as of December 31, 2021 and 2020, and for each of the years in the three-year period ended December 31, 2021, appearing in the Company’s Current Report filed on Form 8-K, filed on July 5, 2022, incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

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Prospectus

                         , 2022

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

Set forth below are the expenses (other than underwriting discounts and commissions) expected to be incurred in connection with the offering of the securities registered hereby.

SEC registration fee		$362,790.03
FINRA filing fee		*
Printing and engraving expenses		*
Accounting fees and expenses		*
Legal fees and expenses		*
Miscellaneous		*

Total	$	*

*	These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers.

Kinetik Holdings Inc.

Section 145 of the DGCL, as amended, authorizes us to indemnify any director or officer under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorney’s fees actually and reasonably incurred in connection with any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, to which a person is a party by reason of being one of our directors or officers if it is determined that such person acted in accordance with the applicable standard of conduct set forth in such statutory provisions.

Our second amended and restated certificate of incorporation provides that our officers and directors are indemnified by us to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended. In addition, our second amended and restated certificate of incorporation provides that our directors will not be personally liable for monetary damages to us or our stockholders for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors.

Our bylaws permit us to secure insurance on behalf of any officer, director, or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit such indemnification. We have purchased a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors. In addition, we have entered into indemnification agreements with certain of our directors. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Kinetik Holdings LP

Subject to any terms, conditions or restrictions set forth in its Fourth Amended and Restated Limited Partnership Agreement, Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other person from and against all claims and demands whatsoever.

Item 16.	Exhibits.

The following documents are filed as exhibits to this registration statement, including those exhibits incorporated herein by reference to a prior filing of Kinetik Holdings Inc. under the Securities Act or the Exchange Act as indicated in parentheses:

Exhibit Number	Description
1.1*	Form of Underwriting Agreement for each of the securities registered hereby.

3.1	Third Amended and Restated Certificate of Incorporation of Kinetik Holdings Inc. (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on February 28, 2022).

3.2	Amended and Restated Bylaws of Kinetik Holdings Inc. (incorporated herein by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K, filed on February 28, 2022).

4.1	Amended and Restated Stockholders Agreement, dated as of October 21, 2021, by and among Kinetik Holdings Inc., APA Corporation, Apache Midstream LLC, New BCP Raptor Holdco, LLC, BCP Raptor Aggregator, LP, BX Permian Pipeline Aggregator, LP, Buzzard Midstream, LLC and BCP Raptor Holdco, LP (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed on February 28, 2022).

4.2	Second Amended and Restated Registration Rights Agreement, dated as of February 22, 2022, by and among Kinetik Holdings Inc., Apache Midstream LLC, BCP Raptor Aggregator, LP, BX Permian Pipeline Aggregator, LP, Buzzard Midstream, LLC and the other holders party thereto (incorporated herein by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K, filed on February 28, 2022).

4.3	Form of Indenture for Debt Securities

4.4*	Form of Certificate of Designation for the Preferred Stock.

4.5*	Specimen Preferred Stock Certificate of Kinetik Holdings Inc.

4.6*	Form of Warrant Agreement (including form of warrant certificate).

4.7*	Form of Deposit Agreement (including from of Depositary Receipt).

5.1	Opinion of Vinson & Elkins L.L.P.

10.1	Third Amended and Restated Agreement of Limited Partnership, dated as of October 21, 2021 (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on February 28, 2022).

10.2	Dividend and Distribution Reinvestment Agreement, dated February 22, 2022, by and among Kinetik Holdings Inc., Kinetik Holdings LP, APA Corporation, Apache Midstream LLC, Buzzard Midstream LLC, BCP Raptor Aggregator, LP, BX Permian Pipeline Aggregator, LP and each of the other parties set forth on the signature pages thereto (incorporated herein by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed on February 28, 2022).

23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).

23.2	Consent of Ernst & Young LLP (Kinetik Holdings Inc. f/k/a Altus Midstream Company).

Exhibit Number	Description

23.3	Consent of Ernst & Young LLP (Breviloba LLC).

23.4	Consent of BDO USA LLP (Gulf Coast Express Pipeline LLC)

23.5	Consent of KPMG LLP (EPIC Crude Holdings, LP)

23.6	Consent of BDO USA LLP (Permian Highway Pipeline LLC).

23.7	Consent of KPMG LLP (BCP Raptor Holdco, LP).

24.1	Powers of Attorney (incorporated by reference to the signature page hereto).

25.1	Form T-1 Statement of Eligibility and Qualification respecting the Indenture.

107	Filing Fee Table

*	To be filed by amendment or as an exhibit to a current report on Form 8-K of Kinetik Holdings Inc.

Item 17.	Undertakings.

The undersigned registrants hereby undertake:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(i), (a)(ii) and (a)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrants pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by such registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(e) That, for the purpose of determining liability of such registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each of the undersigned registrants undertakes that in a primary offering of securities of such undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of such undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of such undersigned registrant or used or referred to by such undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about such undersigned registrant or its securities provided by or on behalf of such undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by such undersigned registrant to the purchaser.

The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of our annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the registrants pursuant to the provisions set forth or described in Item 15 of this registration statement, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on July 12, 2022.

KINETIK HOLDINGS INC.

By:	/s/ Jamie Welch
Name:	Jamie Welch
Title:	Chief Executive Officer, President, Chief Financial Officer and Director

POWER OF ATTORNEY

KNOW BY ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jamie Welch and Todd Carpenter, and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

Name	Title	Date

/s/ Jamie Welch Jamie Welch	Chief Executive Officer, President, Chief Financial Officer and Director (Principal Executive Officer)	July 12, 2022

/s/ Steven Stellato Steven Stellato	Executive Vice President, Chief Accounting and Chief Administrative Officer (Principal Financial Officer and Principal Accounting Officer)	July 12, 2022

/s/ David I. Foley David I. Foley	Director	July 12, 2022

/s/ John-Paul Munfa John-Paul Munfa	Director	July 12, 2022

/s/ Elizabeth P. Cordia Elizabeth P. Cordia	Director	July 12, 2022

Name	Title	Date

/s/ Joseph Payne Joseph Payne	Director	July 12, 2022

/s/ Thomas Lefebvre Thomas Lefebvre	Director	July 12, 2022

/s/ Laura A. Sugg Laura A. Sugg	Director	July 12, 2022

/s/ Kevin S. McCarthy Kevin S. McCarthy	Director	July 12, 2022

/s/ Ben C. Rodgers Ben C. Rodgers	Director	July 12, 2022

/s/ D. Mark Leland D. Mark Leland	Director	July 12, 2022

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on July 12, 2022.

KINETIK HOLDINGS LP

By:	Altus Midstream GP LLC, its general partner
By:	Kinetik Holdings Inc., its sole manager

By:	/s/ Jamie Welch
Name:	Jamie Welch
Title:	Chief Executive Officer, President, Chief Financial Officer and Director

POWER OF ATTORNEY

KNOW BY ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jamie Welch and Todd Carpenter, and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities indicated on July 12, 2022.

Name	Title

/s/ Jamie Welch Jamie Welch	Chief Executive Officer, President and Chief Financial Officer of Kinetik Holdings Inc., in its capacity as the sole manager of Altus Midstream GP LLC, the general partner of Kinetik Holdings LP
(Principal Executive Officer)

/s/ Steven Stellato Steven Stellato	Executive Vice President, Chief Accounting and Chief Administrative Officer of Kinetik Holdings Inc., in its capacity as the sole manager of Altus Midstream GP LLC, the general partner of Kinetik Holdings LP
(Principal Financial Officer and Principal Accounting Officer)